Filed pursuant to Rule 424(b)(3)

File No. 333-289964

Prospectus Supplement No. 1 Dated November 12, 2025

(To Prospectus Dated November 2, 2025)

134,194 Shares of Common Stock issuable upon exercise of the Representative’s Warrants

This Prospectus Supplement No. 1 (the “Prospectus Supplement”) updates and supplements the prospectus of Elauwit Connection, Inc. (the “Company,” “we,” “us,” or “our”) dated November 2, 2025 (the “Prospectus”), with the following attached document which we filed with the Securities and Exchange Commission (the “SEC”):

A.	Our Current Report on Form 8-K filed on November 6, 2025.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our securities, you should carefully consider the risk factors section beginning on page 7 of the Prospectus.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 12, 2025.

Index to Filings

Annex
The Company’s Current Report on Form 8-K filed on November 6, 2025	A

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

ELAUWIT CONNECTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42935	99-3101171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Alta Vista Drive, Suite 130, Columbia, South Carolina	29223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 558-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELWT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2025, Elauwit Connection, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as representative of the underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of 1,667,000 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The public offering price was $9.00 per Share and the underwriters agreed to purchase 1,667,000 shares of Common Stock at a 7.0% discount to the public offering price. The Company granted the Representative a 45-day option to purchase up to an additional 250,050 shares of Common Stock to cover over-allotments, if any. The gross proceeds from the Offering are approximately $15.0 million, or approximately $17.3 million if the Representative exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses. The Offering closed on November 6, 2025.

The Shares were issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-289964) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 29, 2025, as amended, which became effective pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), on November 2, 2025. A final prospectus relating to the Offering was filed with the Commission on November 4, 2025.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase a number of shares of Common Stock equal to 7% of the number of shares of Common Stock sold in the Offering (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $10.35 per share, are initially exercisable 6 months after the effective date of the Registration Statement and have a term of five years from the effective date of the Registration Statement. Pursuant to customary rules of the Financial Industry Regulatory Authority, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions described in the registration statement, the Company, each director and executive officer of the Company and each of its 10% or greater shareholders have agreed, for a period of six months after the closing of the Offering, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

Pursuant to the Underwriting Agreement, for a period of 18 months after the closing of the Offering, the Representative and Maxim Group LLC will have a right of first refusal to act as underwriters and book runners, or placement agents or sales agents, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering.

The foregoing summaries of the Underwriting Agreement and the Representative’s Warrants do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1 and 4.1, respectively, each incorporated herein by reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2025, stockholders holding a majority of the Company’s outstanding shares of Common Stock approved the Company’s 2025 Stock Incentive Plan (the “Plan”) by written consent. The Plan provides that employees and non-employee directors of the Company and its affiliates and other individuals who perform services for the Company or its affiliates are eligible to receive awards under the Plan in the form of options, restricted stock, restricted stock units and other stock-based awards. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Board”).

The Company initially reserved 700,000 shares for issuance under the Plan. The Plan provides for an annual increase in the number of shares of Common Stock available for issuance on January 1st of each year for a period of 10 years, in an amount equal to the lesser of (i) 5% of the total number of shares of Common Stock outstanding on December 31st of the prior calendar year, and (ii) the number of shares of Common Stock determined by the Board.

For purposes of counting shares of Common Stock against the maximum number of shares of Common Stock issuable under the Plan, awards granted in shares of Common Stock and other awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the Plan reserve on the date of the grant, based on the maximum number of shares of Common Stock issuable pursuant to the awards. Shares of Common Stock related to awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without issuance will be added back to the reserve of shares available for issuance under the Plan.

The Plan includes an annual limitation on non-employee director awards. Under the Plan, for services as a non-employee director, the sum of (i) the grant date fair value of awards granted in any calendar year to any non-employee director and (ii) the amount that may be paid in that calendar year to any non-employee director, other than in shares of Common Stock, will not exceed $200,000. The Plan provides that no awards will be granted after the date that is 10 years from the date the Plan was last approved and adopted by the Company’s stockholders.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by the document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.07 of Form 8-K, the information contained in Item 5.02 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events.

On November 5, 2025, in connection with the Offering described in Item 1.01, the Company’s Common Stock began trading on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “ELWT”.

The Company issued a press release on November 4, 2025 announcing the pricing of the Offering and the Nasdaq listing. The Company issued a press release on November 6, 2025 announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated November 4, 2025 between the Company and Craig-Hallum Capital Group LLC, as representative of the underwriters
4.1	Form of Representative’s Warrant dated November 6, 2025
10.1+	Elauwit Connection, Inc. 2025 Stock Incentive Plan
99.1	Pricing press release dated November 4, 2025
99.2	Closing press release dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELAUWIT CONNECTION, INC.

Date: November 6, 2025	/s/ Barry Rubens
	Name:	Barry Rubens
	Title:	Chief Executive Officer

Exhibit 1.1

Elauwit Connection, Inc.

UNDERWRITING AGREEMENT

November 4, 2025

CRAIG-HALLUM CAPITAL GROUP LLC

323 North Washington Ave.

Minneapolis, MN 55401

As Representative of the Purchasers

named on Schedule I hereto

Ladies and Gentlemen:

The undersigned, Elauwit Connection, Inc., a Delaware Corporation (the “Company”), hereby confirms its agreement (this “Agreement”) to issue and sell to the underwriter or underwriters, as the case may be, named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for whom Craig-Hallum Capital Group LLC is acting as representative (in such capacity, the “Representative”), (A) an aggregate of 1,667,000 shares of common stock, par value $0.0001 per share, of the Company (the “Firm Shares”) and (B) at the election of the Representative, up to an additional 250,050 shares of common stock (the “Option Shares”, and together with the Firm Shares, the “Shares”). The offering and sale of the Shares contemplated by this Agreement is referred to herein as the “Offering”.

1. Securities; Over-Allotment Option.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 1,667,000 Firm Shares at a purchase price of $8.37 per Firm Share which represents a 7% discount to the initial public offering price per Firm Share (the “Firm Share Purchase Price”). The Representative shall be due 80% of the Firm Share Purchase Price and Maxim Group LLC (“Maxim”), as the syndicate, shall be due 20% of the Firm Share Purchase Price.

(b) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof.

(c) Payment and Delivery. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., New York time, on November 6, 2025, following the date the Registration Statement (as hereinafter defined) became effective pursuant to Section 8(a) of the Securities Act (the “Effective Date”) or at such other time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing as soon as practicable prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Shares for delivery, as soon as practicable prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares.

(d) Over-allotment Option. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Representative on behalf of the Underwriters are hereby granted an option (the “Over-Allotment Option”) for a period of forty-five (45) days after the closing of this Offering to purchase up to an additional 250,050 Option Shares, which equal to 15% of the Firm Shares. The purchase price to be paid for the Option Shares subject to the Over-Allotment Option will be equal to the Firm Share Purchase Price.

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(e) Exercise of Option. The Over-allotment Option granted pursuant to Section 1(d) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Closing Date. The Underwriters will not be under any obligation to purchase any of such Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Representative, setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for such Option Shares, which will not be later than three Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. If such delivery and payment for all of the Option Shares does not occur on the Closing Date, the date and time of the closing for such Option Shares will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional securities as the Representative may determine) that bears the same proportion to the number of Firm Shares to be purchased as set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares.

(f) Payment and Delivery of Option Shares. Payment for Option Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds by deposit of the price for the Option Shares being purchased to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing such Option Shares (or through the full fast transfer facilities of DTC) for the account of the Underwriters. The certificates representing the Option Shares to be delivered will be in such denominations and registered in such names as the Representative requests not less than one Business Day prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent as soon as practicable prior to the Closing Date or the Option Closing Date, as the case may be.

(g) Representative’s Warrants. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date, for the price of $50, warrants to purchase 116,690 shares of the Company’s common stock (the “Closing Representative’s Warrants”), which equal to seven percent 7% of the Firm Shares, and, on each Option Closing Date, Warrants to purchase a number of the Company’s shares of common stock up to an aggregate of seven percent (7%) of the number of Shares issued at such Option Closing Date (the “Option Representative’s Warrants” and, together with the Closing Representative’s Warrants, the “Representative’s Warrants”). The Representative’s Warrants shall be exercisable, in whole or in part, commencing six (6) months from the Effective Date of the Registration Statement and expiring on the five-year anniversary of the Effective Date at an initial exercise price of $10.35 per Firm Share, which is equal to one hundred and fifteen percent (115%) of the Offering price of a Share. The Representative’s Warrants shall not be redeemable. The Company shall register the shares underlying the Representative’s Warrants under the Securities Act and will file all necessary undertakings in connection therewith. The Representative’s Warrants may not be transferred, assigned or hypothecated for a period of six (6) months following the Closing, except that they may be assigned, in whole or in part, to any successor, officer, manager or member of the Representative (or to officers, managers or members of any such successor or member), and to members of the underwriting syndicate or selling group. The Representative’s Warrants may be exercised as to all or a lesser number of the Company’s shares of common stock, will provide for cashless exercise at all times and will contain provisions for registration of the sale of the underlying Firm Shares at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five years after the Closing at the Company’s expense. The Representative’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) . The Representative’s Warrants and the Firm Shares issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Representative’s Securities and the Shares shall be collectively referred to as the “Securities.”

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2. Representations and Warranties of the Company. The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-289964), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities which registration statement, as so amended (including post-effective amendments, if any), became effective pursuant to Section 8(a) of the Securities Act, copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Company has responded to all requests of the Commission for additional or supplemental information. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the Effective Date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the “Exchange Act”) after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Prospectus delivered to the Underwriters for use in connection with the Offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

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(b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed, at all other subsequent times until the completion of the public offer and sale of the Securities, and at the Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not, as of the date of such amendment or supplement, contain an untrue statement of a material fact and did not and will not, as of the date of such amendment or supplement, omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus, in light of the circumstances under which they were made as of its date, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of: the statements set forth in the “Underwriting” section of the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters, the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the paragraph relating to stabilization by the Underwriters (the “Underwriters’ Information”).

(c) Neither: (i) any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus(es) (as defined below) when considered together with the General Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement, the General Disclosure Package or any Issuer-Represented Limited-Use Free Writing Prospectus (as defined below) in conformity with the Underwriters’ Information. Each of (i) any electronic road show or investor presentation (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) delivered to and approved by the Underwriters for use in connection with the marketing of the Offering as of the time of their use and at the Closing Date and on each Option Closing Date, if any and (ii) any individual Written Testing-the-Waters Communication (as defined herein), when considered together with the General Disclosure Package at the Closing Date and on each Option Closing Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times until the Closing Date or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the then-current Registration Statement, Statutory Prospectus or Prospectus. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the then-current Registration Statement, Statutory Prospectus or Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission. The preceding two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus in conformity with the Underwriters’ Information.

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(e) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company. Unless the Company obtains the prior consent of the Representative, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any free writing prospectus referenced on Schedule III attached hereto. The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer-Represented Free Writing Prospectus as of its issue date and at all subsequent times through the Closing Date, including timely filing with the Commission where required, legending and record keeping. To the extent an electronic road show is used, the Company has satisfied and will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(f) The Representative agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus or that would otherwise (without taking into account any approval, authorization, use or reference thereto by the Company) constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of any Issuer-Represented General Free Writing Prospectuses referenced on Schedule III attached hereto.

(g) As used in this Agreement, the terms set forth below shall have the following meanings:

(i) “Applicable Time” means November 2, 2025, 5:30p.m. (Eastern time).

(ii) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the Offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iv) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

(v) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

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(vi) Freed Maxick P.C. (the “Auditor”), whose reports relating to the Company are included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”). To the Company’s knowledge, the Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”). The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(h) Subsequent to the respective dates as of which information is presented in the Registration Statement, the General Disclosure Package and the Prospectus, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which would reasonably be expected to result in a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company; (B) the long-term debt or capital stock of the Company; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Representative Warrants, the Registration Statement, the General Disclosure Package and the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) As of the dates indicated in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization” and, after giving effect to the Offering and the other transactions (excluding the offer and sale of the Option Shares) contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus, will be as set forth in the column headed “As Adjusted” in such section. All of the issued shares of capital stock of the Company, including the outstanding Firm Shares of the Company, have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable state, federal and securities laws and none of those shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to the extent any such rights were not waived; the Shares have been duly authorized and, when issued and delivered against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights that have not heretofore been waived (with copies of such waivers provided to the Underwriters); and no holder of any Shares or any Firm Shares is or will be subject to personal liability by reason of being such a holder. The Securities conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries and (B) there are no contracts, agreements or understandings between the Company and/or any of its Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person and any such rights so disclosed have been waived by the holders thereof in connection with this Agreement and the transactions contemplated hereby including the Offering.

(k) [Reserved].

(l) The Firm Shares underlying the Representative’s Warrants have been duly authorized and reserved for issuance, conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus and have been validly reserved for issuance and will, upon exercise of the Representative’s Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or be subject to preemptive or similar rights to subscribe for or purchase securities of the Company and the holders thereof will not be subject to personal liability by reason of being such holders.

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(m) The subsidiaries of the Company (the “Subsidiaries”), together with their respective jurisdictions of incorporation are listed on Schedule IV hereto. Each of the Subsidiaries is directly or indirectly wholly-owned by the Company and no person or entity has any right to acquire any equity interest in any of the Subsidiaries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business.

(n) The Company and each of its Subsidiaries has been duly incorporated and validly exists as a corporation, in good standing under the laws of the jurisdiction of its incorporation or has been duly formed and validly exists as a limited liability company under the laws of the jurisdiction of its formation. The Company and each of its Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to own, lease and operate its properties. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and its Subsidiaries, considered as a whole; (ii) the long-term debt or capital stock of the Company; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus (any such effect being a “Material Adverse Effect”).

(o) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is: (i) in violation of its amended and restated memorandum and articles of incorporation or bylaws or other organizational documents (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, security interest, charge or other encumbrance (a “Lien”) upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except, in the case of subsections (ii) and (iii) above, for such violations or defaults which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(p) The Company has full right, power and authority to execute and deliver this Agreement, the Representative’s Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement and the Representative’s Warrants. The Company has duly and validly authorized this Agreement, the Representative’s Warrants and each of the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(q) When issued, the Representative’s Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Representative’s Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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(r) The execution, delivery, and performance by the Company of this Agreement, the Representative’s Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, and the Representative’s Warrants and consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company of any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company or any of its Subsidiaries, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign applicable to the Company or any of its Subsidiaries, or (iv) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, trigger a reset or repricing of any outstanding securities of the Company or any of its Subsidiaries.

(s) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as they are now being conducted and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and each such Consent is valid and in full force and effect, except which (individually or in the aggregate), in each such case, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any of its Subsidiaries could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) The Company and each of its Subsidiaries is in compliance with all material applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for any non-compliance the consequences of which would not have or reasonably be expected to have a Material Adverse Effect).

(u) The Company has filed with the Commission a Form 8-A (File Number 001-42935) providing for the registration of the Firm Shares (the “Form 8-A Registration Statement”). The Firm Shares are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 8-A Registration Statement became effective on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Firm Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(v) The Firm Shares have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance (the “Exchange,” or “Nasdaq Capital Market”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Firm Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

(w) No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance of this Agreement or the Representative’s Warrants or the consummation of each of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, except (i) such as may have previously been obtained (with copies of such consents provided to the Underwriters), (ii) the registration under the Securities Act of the Securities, which has become effective, (iii) such consents as may be required under state securities or blue sky laws or the by-laws and rules of the Nasdaq Capital Market, and (iv) the FINRA’s approval in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect.

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(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its Subsidiaries is a party or of which any property, operations or assets of the Company or any of its Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no such proceeding, litigation or arbitration is threatened or contemplated and the defense of any such proceedings, litigation and arbitration against or involving the Company or any of its Subsidiaries would not reasonably be expected to have a Material Adverse Effect.

(y) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited financials which are subject to normal year end adjustments and do not contain certain footnotes. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

(z) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with GAAP the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(aa) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(bb) The Company has established and maintains disclosure controls and procedures over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are designed to ensure that information relating to the Company required to be disclosed in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the General Disclosure Package and in the Prospectus.

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(cc) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the Nasdaq Stock Market and the board of directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the Nasdaq Stock Market. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the board of directors nor the audit committee has been informed, nor is the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(dd) Neither the Company nor any of its Subsidiaries nor any of their respective Affiliates (as defined in the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(ee) Neither the Company nor any of its Subsidiaries nor any of their respective Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, neither the Company nor any of its Affiliates has sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act.

(ff) To the knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s officers and directors immediately prior to the Offering and provided to the Representative as well as the biographies of such officers and directors in the Registration Statement are true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect.

(gg) To the knowledge of the Company, no director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any current employer or prior employer which could materially affect his or her ability to be and act in his or her respective capacity of the Company.

(hh) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(ii) To the knowledge of the Company, no relationship, direct or indirect, exists between or among any of the Company or, to the knowledge of the Company, any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or, to the knowledge of the Company, any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of Sarbanes-Oxley, directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(jj) The Company is in material compliance with the rules and regulations promulgated by the Nasdaq Stock Market (to the extent applicable to the Company prior to the listing of the Firm Shares on the Nasdaq Capital Market following the Closing) or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

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(kk) Intentionally Omitted.

(ll) The Company and each of its Subsidiaries owns or leases all such properties (other than intellectual property, which is covered by Section 2(mm)) as are necessary to the conduct of its business as presently operated as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all Liens except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or any of its Subsidiaries. Any real property and buildings held under lease or sublease by the Company or any of its Subsidiaries are held by it under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of its Subsidiaries.

(mm) The Company and each of its Subsidiaries: (i) owns, possesses, or has the adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable material proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its businesses as being conducted and as described in the Registration Statement, the General Disclosure and Prospectus and (ii) has no knowledge that the conduct of its business conflicts or will conflict with the intellectual property rights of others, and has not received any notice of any claim of conflict with, any right of others. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries has granted or assigned to any other Person any right to sell any of the products or services of the Company or any of its Subsidiaries. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any claim for royalties or other compensation from any Person, including any employee of the Company or any of its Subsidiaries who made inventive contributions to the technology or products of the Company or any of its Subsidiaries that are pending or unsettled, and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus neither the Company nor any of its Subsidiaries has any obligation to pay material royalties to any Person on account of inventive contributions.

(nn) The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein. Each agreement or other instrument (however characterized or described) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or business are or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package or the Prospectus or attached as an exhibit thereto, or (ii) is material to the businesses of the Company and its Subsidiaries, has been duly and validly executed by the Company or its Subsidiary, as the case may be, is in full force and effect in all material respects and is enforceable against the Company in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder, in any such case, which would result in a Material Adverse Effect.

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(oo) The disclosures in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of foreign, federal, state and local regulation on the respective businesses of the Company and each of its Subsidiaries as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(pp) Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all United States federal, state and local income and other foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No deficiency assessment with respect to a proposed adjustment of the federal, state, local or foreign taxes of the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries, other than liens for taxes not yet delinquent, or being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP have been established in the Company’s books and records. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges in the nature of taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(qq) No labor disturbance or dispute by or with the employees of the Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened. The Company and each of its Subsidiaries is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to its employees.

(rr) Intentionally Omitted.

(ss) Intentionally Omitted.

(tt) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of the Company the Company and each of its Subsidiaries has at all times operated its business in material compliance with all Environmental Laws (as hereinafter defined), and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any of its Subsidiaries has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

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(uu) Except as would not result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities any filing, declaration, listing, registration, report or submission that is required to be so filed for the business operation of the Company and its Subsidiaries as currently conducted. All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted in writing by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions. The Company and each of its Subsidiaries holds, and is in material compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of the business of the Company and its Subsidiaries as currently conducted, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(vv) Neither the Company nor any Subsidiary of the Company nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any Subsidiary including, without limitation, any director, officer, agent or employee of the Company or any Subsidiary, has, directly or indirectly, while acting on behalf of the Company or such Subsidiary: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ww) Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(xx) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company’s knowledge, all other jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(yy) Neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council or other relevant authorities (collectively, “Sanctions”) nor located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of funding or financing the activities or business of or with any Person or in any country or territory that. At the time of such funding or facilitation is the subject of to any Sanctions, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(zz) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its Affiliates that may affect the Underwriters’ compensation, as determined by FINRA. Except as provided for in this Agreement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member participating in the Offering within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, to the Company’s knowledge, no (i) officer or director of the Company or its Subsidiaries, (ii) owner of 10% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member participating in the Offering. The Company will advise the Underwriters and their respective counsel if it becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(aaa) Except for key man insurance to cover the loss of key personnel or as disclosed in the Prospectus, the Company and each of its Subsidiaries maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have Material Adverse Effect. The Company reasonably believes that it and each of its Subsidiaries will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its respective business and the value of its respective properties at a cost that would not have a Material Adverse Effect.

(bbb) [Reserved].

(ccc) [Reserved].

(ddd) [Reserved].

(eee) [Reserved].

(fff) As used in this Agreement, references to matters being “material” with respect to the Company or any of its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company and such Subsidiaries either individually or taken as a whole, as the context requires.

(ggg) As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the executive officers of the Company who are named in the Prospectus, with the assumption that such executive officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers of the Company).

(hhh) Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Pryor Cashman LLP (the “Representative’s Counsel”), as the Representative’s Counsel shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule I hereto as to the matters covered thereby.

3. Offering. Upon authorization of the release of the Securities by the Representative, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

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4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Representative that:

(a) The Registration Statement and any amendments thereto have become effective pursuant to Section 8(a) of the Securities Act, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be, and shall send the draft to the Representative and Representative’s Counsel for review before filings.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Representatives and Representative’s Counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative or Representative’s Counsel reasonably object.

(c) After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing the Firm Shares from any securities exchange upon which they are listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d) During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package ) would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or Representative’s Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(e) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus included or would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and Representative’s Counsel and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(f) The Company will promptly deliver to the Underwriters, the Representative and Representative’s Counsel, a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 a.m., New York time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(g) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(h) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(i) The Company will use its commercially reasonable efforts, in cooperation with the Representative and Representative’s Counsel, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may reasonably designate and to maintain such qualification in effect for so long as required for the distribution thereof, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction, to execute a general consent to service of process in any such jurisdiction, or to subject itself to taxation in any such jurisdiction if it is otherwise not so subject.

(j) During the six-month period after the Offering is completed, (the “Company Lock-up Period”), the Company may not, without the prior written consent of the Representative, (i) offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company, except for (A) the issuance of securities under any equity compensation plan of the Company, (B) the issuance of Firm Shares upon the exercise or conversion of securities that are issued and outstanding on the date of this Agreement and are described in the Registration Statement and the Prospectus, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price or conversion price of such securities (other than in connection with stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities, and (C) the issuance of securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 180 days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; or (ii) file any registration statement relating to the offer or sale of any of the Company’s securities.

(k) Schedule II hereto contains a complete and accurate list of the Company’s executive officers, directors and holders of 10% or more of the Company’s Firm Shares (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed lock-up agreement, (the “Lock-Up Agreement”), prior to the execution of this Agreement.

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(l) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement described in Section 4(k) hereof for an officer or a director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by (i) a press release through a major news service or (ii) any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two business days before the effective date of the release or waiver.

(m) [Reserved].

(n) [Reserved].

(o) For a period of at least two (2) years from the Effective Date, the Company shall retain a nationally recognized PCAOB registered independent public accounting firm reasonably acceptable to the Representative. The Representative acknowledges that the Auditor or Withum Smith+Brown, PC are acceptable to the Representative.

(p) During the period of one (1) year from the Effective Date, the Company will make available to the Representative copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Representative: (i) as soon as practicable after they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request in writing pursuant to a specific regulatory or liability issue or; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(q) The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first Business Day following the fortieth (40th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(r) The Company hereby grants the Representative and Maxim the right of first refusal for a period of eighteen (18) months after the closing of this Offering to act as underwriters and book runners, or placement agents or sales agents, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company (each such potential offering, a “Future Offering”). Pursuant to such Future Offering, Representative shall receive no less than 80% of the agreed upon fee and Maxim shall receive no less than 20% of the agreed upon fee. The Representative will hold the leading role and responsibilities conventionally understood to be associated with such name placement, including, without limitation, billing, delivery and stabilization, as the case may be, and to receive a percentage of the aggregate gross spread or fees from such Future Offering (such gross spread or fees in such Future Offering will be mutually determined in good faith by Company and Craig-Hallum and will be based on the prevailing market for similar services for global, full-service investment banks). The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Representative and Maxim. Such offer shall be made in writing in order to be effective. The Representative and Maxim shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Representative and Maxim should decline such retention, the Company shall have no further obligations to the Representative or Maxim with respect to the offering for which it has offered to retain the Representative and Maxim, except as otherwise provided for herein.

(s) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus.

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(t) The Company will use its commercially reasonable efforts to effect and maintain the listing of the Firm Shares on the Nasdaq Stock Market, the NYSE, or the NYSE American for at least three (3) years after the Closing Date.

(u) The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(v) The Company will use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(w) The Company will not take, and will use its commercially reasonable efforts to cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(x) The Company shall cause to be prepared and delivered to the Representative, at its expense, within two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(y) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Representative represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

5. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all reasonable and documented costs and expenses incident to the performance of its obligations hereunder including the following:

(i) all filing fees and communication expenses related to the registration of the Securities to be sold in the Offering including all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

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(ii) all fees and expenses in connection with filings with FINRA;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(iv) all fees and expenses in connection with listing the Firm Shares on the Nasdaq Capital Market;

(v) all fees, expenses and disbursements relating to the registration or qualification of such Firm Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of the Representative’s Counsel for such counsel’s participation in the “blue sky’ and stock exchange listing process);

(vi) the costs of all mailing and printing of the underwriting documents (including this Agreement, any blue sky surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney);

(vii) the costs and expenses of any investor relations firm;

(viii) all reasonable travel expenses of the Company’s officers and employees and any other expenses incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(ix) any stock transfer taxes payable upon the transfer of securities by the Company to the Underwriters and any other taxes incurred by the Company in connection with this Agreement or the Offering;

(x) the cost and charges of any transfer agent or registrar for the Firm Shares;

(xi) any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative;

(xii) fees of Representative’s Counsel;

(xiii) the cost of preparing, printing and delivering certificates representing each of the Securities;

(xiv) all other costs, fees and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5.

The Representative’s total out-of-pocket accountable expenses (including legal fees and expenses) in connection with the Offering shall not exceed $200,000 in the event of a Closing of the Offering, and shall not exceed $100,000 in the event that there is not a Closing of the Offering, unless the Company provides their prior written consent which shall not be unreasonably withheld.

(b) Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated by the Company, pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay the out-of-pocket expenses actually incurred as allowed under FINRA Rule 5110 by the Underwriters through the date of such termination (including the fees and disbursements of Representative’s Counsel) with such expenses not to exceed $120,000.

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6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares or the Option Shares, as the case may be, as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, (ii) the absence of any misstatement or omission in any certificates, opinions, written statements or letters furnished to the Representative or to Representative’s Counsel pursuant to this Section 6, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date for both Firm Shares and the Option Shares (if any), as the case may be, and each of the foregoing and following conditions must be satisfied as of each Closing.

(a) The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if in the Representative’s opinion such deficiency is curable Representative shall have given the Company reasonable notice of such deficiency and a reasonable chance to cure such deficiency.

(c) The Representative shall have received: (i) the written opinion and negative assurance letter, each reasonably satisfactory in form and substance to the Representative and Representative’s Counsel, of Harter Secrest & Emery LLP, the corporate counsel for the Company, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representative.

(d) The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Sections 1 and 2 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company has not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e) On the date of this Agreement and on the Closing Date, the Representative shall have received a “cold comfort” letter from the Auditor as of the date of delivery and addressed to the Representative and in form and substance satisfactory to the Representative and Representative’s Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement and the Prospectus covered by such letter.

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(f) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any change in the capital stock or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g) Prior to the execution and delivery of this Agreement, the Representative shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party.

(h) The Firm Shares shall have been registered under the Exchange Act and, as of the Closing Date, the Firm Shares shall be listed and admitted and authorized for trading on the Nasdaq Capital Market and satisfactory evidence of such action shall have been provided to the Representative. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Firm Shares under the Exchange Act or delisting or suspending from trading the Firm Shares from the Nasdaq Capital Market, nor has the Company received any information suggesting that the Commission or the Nasdaq Capital Market is contemplating terminating such registration of listing. The Firm Shares and the Firm Shares underlying the Representative’s Warrants shall be DTC eligible.

(i) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(k) The Company shall have furnished the Representative with a Certificate of Good Standing for the Company certified by the Secretary of the State of Delaware.

(l) The Company shall have furnished the Representative and Representative’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(m) On each Closing Date, there shall have been issued to the Representative, a Representative’s Warrant.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Representative’s Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative or to Representative’s Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

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7. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors employees, and agents, its affiliates and each other person, if any, controlling Representative or any of its affiliates (Representative and each such other person being an “Indemnified Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as related to or arising out of or in connection with the Offering (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), and will reimburse each Indemnified Person, whether or not pending or threatened and whether or not any Indemnified Person is a party, for all reasonable expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation, joint or several, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon the Offering, including but is not limited to (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), (B) any Issuer Free Writing Prospectus or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (collectively “Marketing Materials”) or (C) any filings or reports filed by the Company under the Exchange Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or any other Marketing Materials, in reliance upon and in conformity with the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus. The Company will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined in a judgment not subject to appeal to have resulted from the bad faith, gross negligence or intentional misconduct of any Indemnified Person.

(b) [Reserved].

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the aggregate underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 2(b) hereof.

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(d) Promptly after receipt by an indemnified party under subsection (a) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably delayed, withhold or denied), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

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8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is judicially determined to be unavailable (other than in accordance with the last sentence of the first paragraph hereof) to an indemnifying party in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such indemnifying party hereunder the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the aggregate discounts and commissions applicable to the Securities underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint.

9. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares hereunder, and if the securities with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Shares, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within 48 hours after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 9 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

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(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Representative’s Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Sections 5, 10, 14 and 15, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations contained in Section 2 hereof and the covenants and agreements contained in Sections 5, 7, 8, this Section 10 and Sections 12, 13, 14 and 15 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof. The representations and covenants contained in Sections 2, 3 and 4 hereof shall survive termination of this Agreement if any Securities are purchased pursuant to this Agreement.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Representative and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 5, 7, 8, 12, 13, 14 and 15, inclusive, shall remain in full force and effect at all times after the execution hereof. If this Agreement is terminated after any Securities have been purchased hereunder, the provisions of Sections 2, 3 and 4 hereof shall survive termination of this Agreement.

(b) The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have been publicly announced that it has under surveillance or review, with material negative implications, its rating of any of the Company’s debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, excluding a national emergency declared related to the COVID-19 pandemic, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the reasonable judgment of the Representative, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for those out-of-pocket expenses (including the reasonable fees and expenses of Representative’s Counsel), actually incurred by the Underwriters in connection herewith, up to $100,000.

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12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to:

Craig-Hallum Capital Group LLC

323 North Washington Ave.

Minneapolis, MN 55401

Attention: Chris Jensen

Email: ###

with a copy to Representative’s Counsel at:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, NY, 10036

Attention: M. Ali Panjwani, Esq.

Email: ###

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement.

13. Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representative, and it is not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

14. Governing Law; This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

15. Submission to Jurisdiction, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY, THE REPRESENTATIVE, AND ANY UNDERWRITER (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

16. Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto and as the same may be amended from time to time in accordance with the terms hereof, constitutes the entire agreement of the parties to this Agreement and supersedes all prior or contemporaneous written or oral agreements, understandings, promises and negotiations with respect to the subject matter hereof.

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17. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

18. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

19. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

20. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s Securities. The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

21. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

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23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business.

[Signature Pages Follow]

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If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

Elauwit Connection, Inc.

By:	/s/ Barry Rubens
Name:	Barry Rubens
Title:	Chief Executive Officer

Accepted by the Representative, acting for themselves and as Representative of the Underwriters named on Schedule I attached hereto, as of the date first written above:

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name:	Rick Hartfiel
Title:	Partner

SCHEDULE I

Name of Purchaser	Number of Firm Shares Being Purchased	Number of Option Shares Being Purchased
Craig-Hallum Capital Group LLC	1,667,000	250,050

SCHEDULE II

Lock-Up Parties

Name	Position
Daniel McDonough, Jr.	Executive Chairman and Managing Member of Baron Hunter Group, LLC
Barry Rubens	Chief Executive Officer and Director and Managing Member of Steele Creek Partners, LLC
Sean Arnette	Chief Financial Officer
Taylor Jones	President, Chief Technology Officer and Director and Managing Member of Minotaur Networks, LLC
Richard Alder Sebastian Shahvandi Kyle Huffman Scott Barton	Chief Operations Officer Chief Revenue Officer Chief Accounting Officer Director
Elbert Gene Basolis Jr.	Director
Frederick Berk	Director
Leslie Goodman	Director
Glenn Josephs	Director
David O’Brien	Director
Roger Shannon Maxim Cerith LLC	Director N/A

SCHEDULE III

Free Writing Prospectus

Free Writing Prospectus dated September 29, 2025, filed with the Securities and Exchange Commission on September 29, 2025

SCHEDULE IV

Subsidiaries

Name	Background	Ownership
None.

Exhibit 4.1

Form of Representative’s Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF SALES OF THE OFFERING TO ANYONE OTHER THAN (I) CRAIG-HALLUM CAPITAL GROUP LLC, OR (II) ANY SUCCESSOR, OFFICER, MANAGER OR MEMBER OF CRAIG-HALLUM CAPITAL GROUP LLC (OR TO OFFICERS, MANAGERS OR MEMBERS OF ANY SUCH SUCCESSOR OR MEMBER); OR (III) TO MEMBERS OF THE UNDERWRITING SYNDICATE OR SELLING GROUP. (SEE SECTION 4(a)).

REPRESENTATIVE’S COMMON STOCK PURCHASE WARRANT

ELAUWIT CONNECTION, INC.

Warrant Shares: [ ]	Original Issuance Date: November 6, 2025

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [ ] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after six (6) months from the effective date of the Registration Statement (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on November 2, 2030 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Elauwit Connection, Inc., a Delaware corporation (the “Company”), up to [ ] Firm Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Firm Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Underwriting Agreement (the “Agreement”), dated November 4, 2025 by and between the Company and Craig-Hallum Capital Group LLC, as representative of the several underwriters.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Firm Share under this Warrant shall be $10.35 (which is 115% of the offering price per Firm Share in the offering contemplated by the Agreement) (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then, provided that the Trading Price, as defined below, is equal to or greater than the Exercise Price, on the Termination Date, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP (as defined below) on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Firm Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day (such applicable price for (a), the “Trading Price”);

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Firm Shares are then listed or quoted on a Trading Market, the bid price of the Firm Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Firm Shares then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Firm Shares are traded on OTCQB or OTCQX, the volume weighted average sales price of the Firm Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Firm Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Firm Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Firm Share so reported, or (d) in all other cases, the fair market value of an Firm Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Firm Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Firm Shares for such date (or the nearest preceding date) on the Trading Market on which the Firm Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Firm Shares are traded on OTCQB or OTCQX , the volume weighted average sales price of the Firm Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Firm Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Firm Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Firm Share so reported, or (d) in all other cases, the fair market value of a Firm Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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Provided that the Trading Price is equal to or greater than the Exercise Price, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder either by (A) crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, or (B) if there is no effective registration statement and the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, such Warrant Shares are delivered to Holder’s broker, and the Company receives a statement from Holder’s broker that it has received instructions to sell the Warrant Shares or that it would take responsibility that the sales of the Warrant Shares will only be made if the Warrant Shares are eligible to be sold under Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Firm Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Firm Shares as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Firm Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Firm Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Firm Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Firm Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Firm Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Firm Shares upon exercise of the Warrant as required pursuant to the terms hereof.

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v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which transfer taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Firm Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Firm Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Firm Shares which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Firm Share equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Firm Shares, a Holder may rely on the number of outstanding Firm Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Firm Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Firm Shares then outstanding. In any case, the number of outstanding Firm Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Firm Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Firm Shares outstanding immediately after giving effect to the issuance of Firm Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Firm Shares outstanding immediately after giving effect to the issuance of Firm Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on Firm Shares or any other equity or equity equivalent securities payable in Firm Shares (which, for avoidance of doubt, shall not include any Firm Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Firm Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Firm Shares into a smaller number of shares, or (iv) issues by reclassification of Firm Shares, any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Firm Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Firm Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [Reserved].

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c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time, the Company grants, issues or sells any Firm Share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Firm Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Firm Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Firm Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Firm Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Firm Shares, by way of return of capital or otherwise, other than cash (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Firm Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Firm Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Firm Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than solely with respect to a name change of the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Firm Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Firm Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Firm Shares or any compulsory share exchange pursuant to which the Firm Shares are effectively converted into or exchanged for other securities, cash or property (other than a reclassification in which the Company’s shareholders remain the same), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Firm Shares (not including any Firm Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Firm Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Firm Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Firm Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Firm Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors or the consideration is not in all stock of the Successor Entity, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined below) of the unexercised portion of this Warrant, that is being offered and paid to the holders of Firm Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Firm Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Firm Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Firm Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Firm Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Firm Shares (excluding treasury shares, if any) issued and outstanding.

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g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Firm Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Firm Shares, (C) the Company shall authorize the granting to all holders of the Firm Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Firm Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Firm Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Firm Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Firm Shares of record shall be entitled to exchange their Firm Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Pursuant to FINRA Rule 5110(e) and the Agreement, neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of one-hundred eighty (180) day immediately following the date of effectiveness or commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

(i) by operation of law or by reason of reorganization of the Company;

(ii) to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period;

(iii) if the aggregate amount of securities of the Company held by the Holder or related person do not exceed 1% of the securities being offered;

(iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

(v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period.

Subject to the foregoing restrictions, compliance with any applicable securities laws, and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Original Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant or Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. General Terms. These additional terms shall relate to the Warrants registered pursuant to the Registration Statement:

i. Indemnification.

(w) The Company shall, to the fullest extent permitted by applicable law, indemnify the Holder(s) of the Warrants to be sold pursuant to the Registration Statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter and the Company or between the underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that, with respect to any Holder of Warrants, this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

(x) The Holder(s) of the Warrants to be sold pursuant to the Registration Statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in the Registration Statement(or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

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(y) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it; provided, however, that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the reasonable fees and expenses of which shall be paid by such indemnified party, unless a conflict would arise if one counsel were to represent both the indemnified party and the indemnifying party, in which case the reasonable fees and expenses of counsel to the indemnified party shall be paid by the indemnifying party or parties. In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of such indemnifying party, or for the reasonable fees and expenses of more than one counsel for (i) the Company, its officers, directors and controlling persons as a group, and (ii) the selling Holders and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if, in the reasonable judgment of an indemnified party, a conflict of interest may exist between such indemnified party and the Company or any other of such indemnified parties with respect to such claim, the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

(z) If the indemnification provided for in or pursuant to Section 5(b)(i) is due in accordance with the terms hereof, but held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

ii. [Intentionally Omitted]

iii. Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Warrants pursuant to the Registration Statement covering such Warrants until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Warrants current at the time of receipt of such notice. Immediately after discovering of such an event which causes the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company shall prepare and file, as soon as practicable, a supplement or amendment to the prospectus so that such Registration Statement does not include any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and distribute such supplement or amendment to each Holder.

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Section 6. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Firm Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Firm Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Firm Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Elauwit Connection, Inc.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: Elauwit Connection, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

______________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

______________________

______________________

______________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:_________________________________________________________

Signature of Authorized Signatory of Investing Entity:__________________________________

Name of Authorized Signatory:____________________________________________________

Title of Authorized Signatory:_____________________________________________________

Date:_________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
Address:	(Please Print)
Phone Number:
Email Address:	(Please Print)
Dated: ___________ __, _____
Holder’s Signature:
Holder’s Address:

Warrant Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

Elauwit Connection, Inc.

WARRANT DATED __________, 2025

WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ share of Company Firm Shares and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Exhibit 10.1

ELAUWIT CONNECTION, INC.

2025 STOCK INCENTIVE PLAN

Section 1.              Purpose

The purpose of the Elauwit Connection, Inc. 2025 Stock Incentive Plan (the “Plan”) is to promote stockholder value and the future success of Elauwit Connection, Inc. by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its Affiliates (each as defined below), and any other individuals who perform services for the Company or its Affiliates.

Section 2.              Definitions

2.1            “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, any entity included in the audited consolidated financial statements of the Company and any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate for purposes of the Plan by the Committee in its sole discretion.

2.2            “Award” means any form of incentive or performance award granted under the Plan to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) Options granted pursuant to Section 7; (c) Restricted Stock granted pursuant to Section 8; (d) Restricted Stock Units granted pursuant to Section 8; and (e) Other Stock-Based Awards granted pursuant to Section 9.

2.3            “Award Agreement” means the written or electronic document(s) evidencing the grant of an Award to a Participant.

2.4            “Board” means the Board of Directors of the Company.

2.5            “Change in Control” means the happening of any of the following:

(a)            any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b)            there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50 percent of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50 percent of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c)            there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than 50 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

(d)            individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board within any 24-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest), such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(e)            the complete dissolution or liquidation of the Company;

provided, however, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

In addition, solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A and that is payable on account of a Change in Control (including any installments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company as those terms are defined by Section 1.409A-3(i)(5) of the Treasury Regulations, but only to the extent necessary to establish a time or form of payment that complies with Section 409A, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.

2.6            “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.

2.7            “Committee” means the Compensation Committee of the Board, or any successor committee that the Board may designate to administer the Plan, provided such Committee consists of two or more individuals, each of whom must be (a) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (b) a director meeting the independence requirements for compensation committee members under the rules and regulations of the Exchange on which the shares of Common Stock are traded. References to “Committee” shall include persons to whom the Committee has delegated authority pursuant to Section 3.5.

2.8            “Common Stock” means the common stock, par value $0.0001 per share, of the Company, and stock of any other class or company into which such shares may thereafter be changed.

2.9            “Company” means Elauwit Connection, Inc., a Delaware corporation, or any successor thereto.

2.10          “Disability” with respect to a Participant, has the meaning assigned to such term under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, means the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided that, for Incentive Stock Options, Disability means a “permanent and total disability” as defined by Section 22(e) of the Code; and provided further, that to the extent an Award subject to Section 409A shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A, unless otherwise provided in the Award Agreement.

2.11          “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

2.12         “Exchange” means The Nasdaq Stock Market LLC, or such other national securities market on which the shares of Common Stock are listed for trading.

2.13         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.14         “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (a) the Company or any Affiliate, (b) any employee benefit plan of the Company or any Affiliate or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (e) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities.

2.15          “Fair Market Value” of a share of Common Stock as of any specific date means the per share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price reported by the Exchange on the last previous day on which such closing price was reported, or such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any property other than shares of Common Stock means the market value of such property as determined by the Committee using such methods or procedures as it may establish from time to time.

2.16          “Incentive Stock Option” means an Option that qualifies as an incentive stock option under Section 422 of the Code.

2.17         “Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option or which is designated a Nonqualified Stock Option.

2.18          “Option” means a right to purchase shares of Common Stock at a specified exercise price that is granted subject to certain terms and conditions pursuant to Section 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

2.19          “Other Stock-Based Award” means an Award denominated in shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 9.

2.20          “Participant” means an individual who has been granted an Award under the Plan, or in the event of the death of such individual, the individual’s beneficiary.

2.21          “Plan” has the meaning given such term in Section 1.

2.22          “Restricted Period” means the period during which Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

2.23          “Restricted Stock” means an Award of shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 8.

2.24          “Restricted Stock Unit” means an Award of a right to receive shares of Common Stock (or an equivalent value in cash or other property, or any combination thereof) that is granted subject to certain terms and conditions pursuant to Section 8.

2.25          “Section 409A” means Section 409A of the Code.

2.26          “Treasury Regulations” means the tax regulations promulgated under the Code.

Section 3.               Administration

3.1            Administration. Except as otherwise specified herein, the Plan shall be administered solely by the Committee.

3.2            Authority.

(a)            Subject only to Section 3.3, the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of Award Agreement.

(b)            The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards, the methods available to settle Awards, the methods available for the payment of income taxes, social insurance contributions and employment taxes, the procedures for withholding on Awards and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

(c)            The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

3.3            Non-Employee Director Awards. In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the Award Agreement embodying Awards made under the Plan to non-employee directors.

3.4            Repricing Prohibited Absent Stockholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 10, neither the Board nor the Committee may, without the prior approval of the stockholders of the Company, (a) reduce, directly or indirectly, the per-share exercise price of an outstanding Option after it is granted; (b) cancel an Option when the exercise price of the Option exceeds the Fair Market Value of a share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control); or (c) take any other action that is treated as a repricing under United States generally accepted accounting principles or by the rules or regulations of the Exchange.

3.5            Delegation. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.

3.6            Indemnification. No director, no member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other director, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company shall indemnify each director, member of the Committee and officer of the Company against any such liability.

Section 4.              Participation

4.1            Eligible Individuals. Consistent with the purposes of the Plan, subject to Section 3.3, the Committee shall have exclusive power to select the employees and non-employee directors of the Company and its Affiliates and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan.

4.2            Conditions to Receipt of Awards. Unless otherwise waived by the Committee, no prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

Section 5.              Shares Subject to Plan

5.1            Maximum Number of Shares that May Be Issued.

(a)            Available Shares.

(i)            Subject to any automatic increase in Section 5.1(a)(ii) and adjustment as provided in Section 10, the maximum number of shares of Common Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date shall be 700,000 (the “Initial Share Maximum”).

(ii)            The number of shares of Common Stock available for issuance under the Plan will automatically increase on January 1st of each year for a period of 10 years, commencing on January 1, 2026 and ending on (and including) January 1, 2035, by the lesser of (A) five percent of the total number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year, and (B) such number of shares of Common Stock determined by the Board. None of the shares of Common Stock available for issuance pursuant to this Section 5.1(a)(ii) will be issued in respect of Incentive Stock Options.

(b)            Share Counting. For purposes of counting shares against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a), on the date of grant, Awards denominated solely in shares of Common Stock (such as Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee.

(c)            Shares Added Back. Shares of Common Stock related to Awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of Common Stock will be added back and again available for issuance under the Plan. In addition, shares of Common Stock that are retained or reacquired by the Company to satisfy the exercise price or purchase price of an Award or to satisfy the tax withholding obligation in connection with an Award, as well as any shares of Common Stock covered by an Award that is settled in cash, will be added back and again be available for issuance under the Plan.

(d)            Source of Shares. Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

(e)            Assumed or Substituted Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, will not reduce the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) or the maximum number shares of Common Stock authorized for grant to an individual in any calendar year described in Section 5.2.

(f)            Fractional Shares. No fractional shares of Common Stock may be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional share of Common Stock that would otherwise be issuable shall be paid in lieu of such fractional share of Common Stock. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional share of Common Stock.

5.2            Maximum Individual Limits. The sum of (a) the grant date fair value of the Awards granted under the Plan in any calendar year to any non-employee director in respect of services as a non-employee director, and (b) the amount that may be paid in that calendar year to any non-employee director in property other than shares of Common Stock (including cash) in respect of services as a non-employee director, shall not exceed $200,000.

Section 6.              Awards Under Plan

6.1            Types of Awards. Awards under the Plan may include one or more of the following types: Options, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. As provided by Section 3.2(b), the Committee may also grant any other Award providing similar benefits, subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements.

6.2            Dividend Equivalents. Other than with respect to Options, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine.

6.3            Vesting Conditions. The vesting of an Award may be conditioned upon a Participant’s continued employment with or service to the Company and its Affiliates and/or the achievement of specified performance objectives.

6.4            Transferability. An Award and a Participant’s rights and interest under an Award may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a Participant to assign or transfer without consideration an Award (other than an Incentive Stock Option) to one or more members of his or her immediate family, to a partnership of which the only partners are the Participant or members of the Participant’s immediate family, or to a trust established by the Participant for the exclusive benefit of the Participant or one or more members of his or her immediate family.

6.5            Award Agreement. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.

6.6            Method of Payment. The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of shares of Common Stock or other property, or a combination thereof, as the Committee shall determine or as specified by the Plan or an Award Agreement. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine.

6.7            Death, Disability or Termination. The Committee may include in an Award Agreement provisions related to the death, Disability or termination of employment or service of a Participant, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award.

6.8            Change in Control. The Committee may include in an Award Agreement provisions related to a Change in Control, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award.

6.9            Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition (to the extent permissible under applicable law), non-solicitation or non-disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 6.9 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

6.10          Recoupment Provisions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, all Awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy adopted by the Company and to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and the listing rules of the national securities exchange on which the shares of Common Stock are listed). No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between any Participant and the Company.

Section 7.              Options

7.1            Grant of Options. The Committee may grant Awards of Options. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with Section 7.5 and the requirements of Section 422 of the Code, and any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the shares of Common Stock issuable upon exercise thereof or the attainment of performance objectives, as the Committee may determine.

7.2            Exercise Price; Expiration Date. Except for Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Common Stock subject to such Option on the date that the Option is granted. The Committee in its discretion shall establish the expiration date of an Option; provided that in no event shall the expiration date be later than 10 years from the date that the Option is granted.

7.3            Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be subject to each Option.

7.4            Exercisability. The Option shall not be exercisable unless the Option has vested, and payment in full of the exercise price for the shares of Common Stock being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to:

(a)            cash;

(b)            if permitted by the Committee, by instructing the Company to withhold a number of shares of Common Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(c)            if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Common Stock that have been held by the Participant for at least six months (or such shorter period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(d)            if permitted by the Committee, by authorizing a third party broker to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or

(e)            any combination of the foregoing.

7.5            Limitations for Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or an Affiliate, provided such Affiliate is also a “parent corporation” of the Company within the meaning of Section 424(e) of the Code or a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, on the date of grant. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit that applies at the time the Incentive Stock Options are granted), such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. Incentive Stock Options may not be transferable by a Participant other than by will or the laws of descent and distribution and may only be exercisable during the Participant’s lifetime by the Participant. If, at the time an Incentive Stock Option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such Incentive Stock Option shall be at least 110 percent of the Fair Market Value of the shares of Common Stock subject to such Incentive Stock Option on the date of grant; and (b) such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, the Initial Share Maximum specified in Section 5.1(a)(i).

Section 8.               Restricted Stock and Restricted Stock Units

8.1            Grant of Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

8.2            Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or a combination thereof.

8.3            Restricted Stock Issuance. Shares of Common Stock issued to a Participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such shares of Common Stock, which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion, including but not limited to (a) causing a legend or legends to be placed on any certificates evidencing such Restricted Stock, or (b) causing “stop transfer” instructions to be issued, as it deems necessary or appropriate.

8.4            Vesting Conditions. The vesting of an Award of Restricted Stock or Restricted Stock Units may be conditioned upon the attainment of specific performance objectives as the Committee may determine.

8.5            Stockholder Rights. Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Common Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such shares of Common Stock, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan or Award Agreement.

Section 9.              Other Stock-Based Awards

9.1            Grant of Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards. Each Other Stock-Based Award granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

9.2            Vesting Conditions. The vesting of Other Stock-Based Awards may be conditioned upon the attainment of specific performance objectives as the Committee may determine.

9.3            Settlement. The Committee shall be entitled in its discretion to settle the obligation under an Other Stock-Based Award by the payment of cash, shares of Common Stock or other property, or any combination thereof.

Section 10.             Dilution and Other Adjustments

10.1          Adjustment for Corporate Transaction or Change in Corporate Capitalization. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in (a) the class and maximum number of shares of Common Stock that may be delivered under the Plan as described in Section 5.1 and the limits under Section 7.5, (b) the class, number and exercise price of outstanding Options, and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number) and the terms of such Awards (including, without limitation, any applicable performance goals), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

10.2          Adjustment for Merger or Consolidation. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger, consolidation or similar transaction.

10.3          Assumption or Substitution of Awards. In the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to: (a) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction; or (b) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award. In addition, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (i) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event, over (ii) the exercise price of such Option, provided further that the value of any outstanding Option shall be zero where the exercise price of such Option is greater than the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event; and that no change to the original timing of payment will be made to the extent it would violate Section 409A.

Section 11.            Amendment and Termination

11.1          Amendment. The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without stockholder approval if such amendment would:

(a)           increase the number of shares available for grant specified in Section 5.1(a) (other than pursuant to Section 5.1(a)(ii) or Section 10);

(b)           change the class of persons eligible to receive Incentive Stock Options;

(c)           decrease the minimum Option exercise price set forth in Section 7.2 (other than changes made pursuant to Section 10);

(d)           change the limits set forth in Section 7.5 (other than pursuant to Section 10);

(e)           amend or repeal the prohibition against repricing or exchange set forth in Section 3.4; or

(f)            require stockholder approval under applicable law, including Exchange listing conditions.

No such amendment shall adversely affect in a material manner any right of a Participant under an Award without his or her written consent. Any stockholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A and that an Award intended to comply with Section 409A will continue to comply with Section 409A.

11.2          Termination. The Plan may be suspended in whole or in part at any time and from time to time by the Board. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Award may be granted under the Plan after the date that is 10 years from the date the Plan was last approved and adopted by the stockholders of the Company. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 11.

Section 12.             Miscellaneous

12.1          Loans. No loans from the Company or any Affiliate to a Participant shall be permitted in connection with the Plan.

12.2          Reservation of Rights of Company. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.

12.3         Non-Uniform Treatment. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.

12.4         General Conditions of Awards. No Participant or other person shall have any right with respect to the Plan, the shares of Common Stock reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him or her) have been met.

12.5          Rights as a Stockholder. Unless otherwise determined by the Committee in its discretion, a Participant holding Options, Restricted Stock Units, Other Stock-Based Awards or other Awards shall have no rights as a stockholder with respect to any shares of Common Stock (or as a holder with respect to other securities), if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or her or the entry on his or her behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such shares of Common Stock or other instrument of ownership, if any. Except as provided in Section 10, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

12.6         Compliance with Applicable Laws. No shares of Common Stock or other property shall be issued or paid hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws.

12.7          Withholding of Taxes. The Company and its Affiliates shall have the right to deduct from any payment made under the Plan, the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with shares of Common Stock, including shares of Common Stock that are part of the Award that gives rise to the withholding requirement (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue shares of Common Stock or other property, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Common Stock or other property, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible Participant to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Common Stock or other property, or any combination thereof that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

12.8         Unfunded Nature of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

12.9         Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

12.10       No Warranty of Tax Effect. Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a Participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its stockholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.

12.11        Interpretation. Unless the context indicates otherwise, references to “Sections” in the Plan refer to Sections of the Plan. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.

12.12       Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

12.13        Choice of Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

12.14       Section 409A. Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that shall comply with Section 409A and any Section 409A compliance policy of the Company and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A. To the extent any payment of an Award may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B)) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A), then to the extent any Award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum upon the earlier of six months and one day after such separation from service, and the date of the Participant’s death. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.

*        *        *        *        *

Exhibit 99.1

Elauwit Announces Pricing of $15.0 Million Initial Public Offering

COLUMBIA, SC, November 4, 2025 – Elauwit Connection, Inc. (“Elauwit” or the “Company”) today announced the pricing of its firm commitment initial public offering of an aggregate of 1,667,000 shares of its common stock (the “Offering”) at $9.00 per share.

The gross proceeds to Elauwit from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by Elauwit, are expected to be approximately $15.0 million without the exercise of the underwriters’ over-allotment option.

The shares are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “ELWT” at the open of the market on November 5, 2025. The Offering is expected to close on November 6, 2025, subject to customary closing conditions.

Elauwit intends to use the net proceeds from the offering for debt repayment, project deployments, sales and marketing organizational development, payment of deferred compensation, working capital and general corporate purposes.

In connection with the Offering, the Company has granted the underwriters a 45-day option to purchase up to an additional 250,050 shares of its common stock at the initial public offering price, less underwriting discounts and commissions.

Craig-Hallum Capital Group LLC is acting as sole bookrunner for the Offering. Harter Secrest & Emery LLP is acting as legal counsel to the Company, and Pryor Cashman LLP is acting as legal counsel to the underwriters for the Offering.

The Offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-289964) initially filed with the U.S. Securities and Exchange Commission (“SEC”) on August 29, 2025, which became effective pursuant to Section 8(a) of the Securities Act of 1933, as amended, on November 2, 2025. The Offering is being made only by means of a preliminary prospectus. Before you invest, you should read the preliminary prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, electronic copies of the preliminary prospectus relating to the Offering may be obtained from Craig-Hallum Capital Group LLC, 323 N. Washington Ave., Suite 300, Minneapolis, MN 55401, Attn: Equity Capital Markets, or by telephone at (612) 334-6300, or by email at prospectus@chlm.com. In addition, a copy of the final prospectus, when available, relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and no sale of these securities may be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Elauwit

Elauwit is a national managed services provider that designs, builds, and operates premium broadband and property-wide WiFi networks for multifamily and student housing communities. With a focus on service quality, reliability, and measurable asset value, Elauwit enables property owners to deliver always-on connectivity as a modern amenity and a source of recurring NOI growth.

For more information, visit www.elauwit.com

Forward-Looking Statements

Certain statements contained in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to the expected proceeds, trading commencement and timing of closing. The words “estimate,” “expect,” “intend,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the preliminary prospectus filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and Elauwit specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Elauwit Connection, Inc.

Katie Hayward, VP Marketing

+1-704-558-3099

sales-pr@elauwit.com

Investor Relations:

Matt Kreps, Darrow Associates

+1-214-597-8200

mkreps@darrowir.com

Exhibit 99.2

Elauwit Announces Closing of $15.0 Million Initial Public Offering

COLUMBIA, SC, November 6, 2025 – Elauwit Connection, Inc. (“Elauwit” or the “Company”) today announced the closing of its initial public offering of an aggregate of 1,667,000 shares of its common stock (the “Offering”) at $9.00 per share.

The gross proceeds to Elauwit from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by Elauwit, were approximately $15.0 million.

The shares began trading on the Nasdaq Capital Market under the ticker symbol “ELWT” on November 5, 2025.

Craig-Hallum Capital Group LLC acted as sole bookrunner for the Offering. Harter Secrest & Emery LLP acted as legal counsel to the Company, and Pryor Cashman LLP acted as legal counsel to the underwriters for the Offering.

A registration statement on Form S-1 (File No. 333-289964) relating to the common stock offered and sold in the Offering was initially filed with the U.S. Securities and Exchange Commission (“SEC”) on August 29, 2025, which became effective pursuant to Section 8(a) of the Securities Act of 1933, as amended, on November 2, 2025. The Offering was made only by means of a prospectus. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, electronic copies of the prospectus relating to the Offering may be obtained from Craig-Hallum Capital Group LLC, 323 N. Washington Ave., Suite 300, Minneapolis, MN 55401, Attn: Equity Capital Markets, or by telephone at (612) 334-6300, or by email at prospectus@chlm.com.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and no sale of these securities may be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Elauwit

Elauwit is a national managed services provider that designs, builds, and operates premium broadband and property-wide WiFi networks for multifamily and student housing communities. With a focus on service quality, reliability, and measurable asset value, Elauwit enables property owners to deliver always-on connectivity as a modern amenity and a source of recurring NOI growth.

For more information, visit www.elauwit.com

Contacts:

Elauwit Connection, Inc.

Katie Hayward, VP Marketing

+1-704-558-3099

sales-pr@elauwit.com

Investor Relations:

Matt Kreps, Darrow Associates

+1-214-597-8200

mkreps@darrowir.com